EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-108335, 333-132440, 333-164428, 333-174448, 333-202729, 333-218887, 333-256037, 333-264868, 333-271977, and 333-287950) of Ashford Hospitality Trust, Inc. of our report dated March 20, 2026, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.
Dallas, Texas
March 20, 2026